AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

            AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this "Amendment No. 1") dated as of June 26, 2001, among CONTINENTAL AIRLINES, INC., a Delaware corporation ("CONTINENTAL"); WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Trustee under the Continental Airlines Pass Through Trust 2001-1A-1-O (the "CLASS A-1 TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2001-1A-2-O (the "CLASS A-2 TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2001-1B-O (the "CLASS B TRUSTEE") and as Trustee under the Continental Airlines Pass Through Trust 2001-1C-O (the "CLASS C TRUSTEE"); LANDESBANK HESSEN-THURINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany, as Class A-1 Liquidity Provider (the "CLASS A-1 LIQUIDITY PROVIDER"), Class A-2 Liquidity Provider (the "CLASS A-2 LIQUIDITY PROVIDER"), Class B Liquidity Provider (the "CLASS B LIQUIDITY PROVIDER") and Class C Liquidity Provider (the "CLASS C LIQUIDITY PROVIDER"); and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee under the Intercreditor Agreement referred to below (in such capacity, together with any duly appointed successor, the "SUBORDINATION AGENT").

            WHEREAS, Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee and Class B Trustee, Landesbank Hessen-Thuringen Girozentrale, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, have entered into the Intercreditor Agreement dated as of April 19, 2001 (as amended by this Amendment No. 1 and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "INTERCREDITOR AGREEMENT");

            WHEREAS, on the date hereof, a Continental Airlines Pass Through Trust 2001-1C-O will be created to issue Class C Certificates pursuant to a Pass Through Trust Agreement dated as of September 25, 1997 between Continental and Wilmington Trust Company, as supplemented by Supplement No. 2001-1C-O thereto dated as of the date hereof;

            WHEREAS, in connection with the issuance of such Class C Certificates, the parties hereto wish to amend the Intercreditor Agreement in accordance with Section 9.1(c) of the Intercreditor Agreement.

            WHEREAS, the Ratings Confirmation for the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates referred to in Section 9.1(c)(i) of the Intercreditor Agreement has been obtained.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


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                                    ARTICLE I

                                   DEFINITIONS


            SECTION 1.1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in Section 1.1 of the Intercreditor Agreement are used herein as defined therein.

                                   ARTICLE II

                    AMENDMENTS TO THE INTERCREDITOR AGREEMENT


            SECTION 2.1. ADDITIONAL PARTIES. Pursuant to Section 9.1(c) of the Intercreditor Agreement, the Intercreditor Agreement is hereby amended by adding each of the Class C Trustee and the Class C Liquidity Provider as a party to the Intercreditor Agreement, and the parties hereto confirm and agree that, upon execution and delivery of this Amendment No. 1 by Continental and the Subordination Agent, the Class C Trustee and the Class C Liquidity Provider shall each be a party to the Intercreditor Agreement as fully and with the same force and effect as if each such Person had originally executed and delivered a counterpart thereof.

            SECTION 2.2. CERTAIN DEFINED TERMS. (a) Pursuant to Section 9.1(c) of the Intercreditor Agreement, the following shall apply to the Class C Certificates for all purposes under the Intercreditor Agreement and all other Operative Agreements:

            Regular Distribution Dates: June 15 and December 15, commencing on December 15, 2001.

            Final Legal Distribution Date: December 15, 2012

            LTV Ratio: 62.0%

            Stated Interest Rate: 7.033%

            (b) The Intercreditor Agreement is further amended as follows:

                    (i) The term "Class C Underwriting Agreement" is added in
               alphabetical order to Section 1.1 reading as follows: "CLASS C UNDERWRITING AGREEMENT" means the Underwriting Agreement dated June 12, 2001 among Morgan Stanley & Co. Incorporated, the Depositary and Continental, relating to the purchase of the Class C Certificates by Morgan Stanley & Co. Incorporated, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                    (ii) The term "Class C Closing Date" is added in
               alphabetical order to Section 1.1 reading as follows: "CLASS C CLOSING DATE" means June 26, 2001.

                    (iii) The term "ESCROW AGENT" means Wells Fargo Bank
               Northwest, N.A., as escrow agent under each Escrow and Paying Agent Agreement, together with its successors in such capacity.


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                    (iv) The term "Escrow and Paying Agent Agreement" appearing in Section 1.1 is amended to read as follows: "ESCROW AND PAYING AGENT AGREEMENT" shall mean, with respect to any applicable Class, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the date of the issuance of such Class between the Escrow Agent, the applicable underwriters or underwriter, as the case may be, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                    (v) The term "Note Purchase Agreement" appearing in Section
               1.1 is amended to read as follows: "Note Purchase Agreement" means the Amended and Restated Note Purchase Agreement dated as of June 26, 2001 among Continental, each Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent, as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

                    (vi) The term "Operative Agreements" appearing in Section
               1.1 is amended by adding thereto the term "Class C Underwriting Agreement," immediately following the term "Underwriting Agreement" appearing therein.

                    (vii) The term "Tax Letter" appearing in Section 1.1 is
               amended to read as follows: "Tax Letter" means, collectively, each of the four Tax Letters, between Continental and Helaba, with respect to the Class A-1 Liquidity Facility, the Class A-2 Liquidity Facility, the Class B Liquidity Facility and the Class C Liquidity Facility, each dated the date of issue of the related Class of Certificates, and all tax letters entered into between Continental and any Replacement Liquidity Provider.

                    (viii) Section 3.6(e)(i) is amended by deleting the words
               "relating to an Offered Certificate Trust" from the proviso to the first sentence thereof.

                    (ix) Section 3.6(e)(ii) is amended by deleting the words
               "relating to an Offered Certificate Trust" from the second sentence thereof.

                    (x) Section 10.3(iii) is amended by restating the first
               three lines thereof to read as follows: "if to the initial Class A-1 Liquidity Provider, initial Class A-2 Liquidity Provider, initial Class B Liquidity Provider and initial Class C Liquidity Provider, addressed to it at its office at:"

                                   ARTICLE III

                                  MISCELLANEOUS


            SECTION 3.1. CONSENT OF LIQUIDITY PROVIDER. Pursuant to Section 9.1(c)(ii) of the Intercreditor Agreement, by executing this Amendment No. 1, each of the Class A-1 Liquidity Provider, the Class A-2 Liquidity Provider and the Class B Liquidity Provider hereby consents and agrees to the amendments contained herein.


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            SECTION 3.2 MISCELLANEOUS. The amendments to the Intercreditor
Agreement contained in Article II hereof shall become effective as of the date hereof, and from and after the date hereof, each reference in the Intercreditor Agreement to "this Agreement", and each reference in the Intercreditor Agreement or in any other Operative Agreement to the "Intercreditor Agreement" or any like expression referring to the Intercreditor Agreement, shall be deemed to refer to the Intercreditor Agreement as amended by this Amendment No. 1. The Intercreditor Agreement, as amended hereby, shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.



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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Agreement has been made and delivered in the City of New York, and this Agreement has become effective only upon such execution and delivery.

                                          CONTINENTAL AIRLINES, INC.


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:


                                          WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Trustee for each of the
                                          Trusts


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:


                                          LANDESBANK HESSEN-THURINGEN
                                          GIROZENTRALE, as Class A-1 Liquidity
                                          Provider, Class A-2 Liquidity
                                          Provider, Class B Liquidity Provider
                                          and Class C Liquidity Provider


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          WILMINGTON TRUST COMPANY, not in its
                                          individual capacity except as
                                          expressly set forth herein but solely
                                          as Subordination Agent and Trustee


                                          By
                                             -----------------------------------
                                             Name:
                                             Title: